LOCK UP AGREEMENT

      This Lock Up Agreement (the "Agreement") is entered into as of February 16, 2004, by and between the individual (the "Shareholder") whose name and address appears at the end of this Agreement and Vivid Learning Systems, Inc., a Delaware corporation (the "Company").

      WHEREAS, the Company has agreed to issue to the Shareholder the number of shares of its common stock that appears at the end of this Agreement (the "Shares") pursuant to a Subscription Agreement (the "Subscription Agreement") between the Company and the Shareholder.

      WHEREAS, the Shareholder has agreed to certain restrictions on the transfer of the Shares.

      NOW, THEREFORE, the parties hereto agree as follows:

      1. LOCK UP. For the period commencing on the date of this Agreement and ending on the date occurring one (1) year after the date that the Company's initial registration statement for the offering of the Company's common stock is declared effective by the Securities & Exchange Commission, Shareholder shall not (a) sell, transfer, assign, hypothecate, or pledge any of the Shares or (b) enter into any agreement, hedging transaction, or short sale that transfers the economic consequences of ownership of the Shares (collectively, the "Lock Up Restriction"). The Lock Up Restriction is in addition to any restriction on transfer imposed under the Securities Act of 1933, as amended. The certificate for the Shares will bear a legend referring to the Lock Up Restriction. The Company will make a notation on its transfer books and advise its transfer agent of the Lock Up Restriction.

      2. GENERAL.

            (a)  ENTIRE  AGREEMENT.   This  Agreement   constitutes  the  entire
agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties.

            (b) SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns.

            (c) COUNTERPARTS AND FACSIMILE SIGNATURE. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.

            (d) HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

            (e) NOTICES. All notices, instructions, and other communications hereunder shall be in writing. Any notice, instruction, or other communication hereunder shall be deemed duly delivered four business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent for next business day delivery via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

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If to Shareholder:

                  To the address set forth at the end of this Agreement


If to the Company:

VIVID LEARNING SYSTEMS, INC.
723 The Parkway
Richland, WA 99352
Attn:  General Counsel

With a required copy (which shall not constitute notice) to:

Gottbetter & Partners, LLP
488 Madison Avenue

New York, NY 10022
Attn: Adam S. Gottbetter, Esq.

Facsimile number: 212-400-6900

Any party may give any notice, instruction, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, instruction, or other communication shall be deemed to have been duly given unless and until it actually is received by the party to whom it is intended. Any party may change the address to which notices, instructions, or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section.

            (f) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of New York.

            (g) AMENDMENTS AND WAIVERS. This Agreement may be amended only with the written consent of the parties. No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the party giving such waiver. No waiver by any party with respect to any condition, default, or breach of covenant hereunder shall be deemed to extend to any prior or subsequent condition, default, or breach of covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

            (h) SUBMISSION TO JURISDICTION. Each of the parties hereto (i) submits to the jurisdiction of any state or federal court sitting in the State of New York in any action or proceeding arising out of or relating to this Agreement, (ii) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (iii) waives any claim of inconvenient forum or other challenge to venue in such court, and (iv) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each party agrees to accept service of any summons, complaint, or other initial pleading made in the manner provided for the giving of notices in Section 2(e), provided that nothing in this Section 2(h) shall affect the right of any party to serve such summons, complaint, or other initial pleading in any other manner permitted by law. The prevailing party shall be entitled to recover its costs and expenses in any action brought under or in connection with this Agreement.


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

      IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                                                    VIVID LEARNING SYSTEMS, INC.

                                                    /S/ SANDRA I. MULLER
                                                    ---------------------------
                                                    By:      Sandra I. Muller
                                                    Its:     General Counsel

SHAREHOLDERS:

Name of Shareholder: /S/ ROBERT M. BLODGETT
                     ----------------------------
Number of Shares:          2,000


Name of Shareholder: /S/ ANDREAS BLUTKE
                     ----------------------------
Number of Shares:          4,000


Name of Shareholder: /S/ GLENDA J. COOK
                     ----------------------------
Number of Shares:          2,000


Name of Shareholder: /S/ LEROY ENGER
                     ----------------------------
Number of Shares:          80,000

Name of Shareholder: /S/ ROBERT FERGUSON
                     ----------------------------
Number of Shares:          2,000


Name of Shareholder: /S/ MARK HENDERSON
                     ----------------------------
Number of Shares:          77,000


Name of Shareholder: /S/ SANDRA I. MULLER
                     ----------------------------
Number of Shares:          2,000



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Name of Shareholder: /S/ RABINDRA NANDA
                     ----------------------------
Number of Shares:          16,000


Name of Shareholder: /S/ LORI M. RAMONAS
                     ----------------------------
Number of Shares:          2,000


Name of Shareholder: /S/ LARRY J. SMITH
                     ----------------------------
Number of Shares:          8,000


Name of Shareholder: /S/ KEVIN A. SMITH
                     ----------------------------
Number of Shares:          100,000


Name of Shareholder: /S/ ANDREW THORESEN
                     ----------------------------
Number of Shares:          4,000



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